EXHIBIT 24

POWER OF ATTORNEY FOR EXECUTION OF FORM 10-K

TO BE FILED WITH THE SECURITIES & EXCHANGE COMMISSION

We, the undersigned Directors of WesBanco, Inc., hereby severally constitute and appoint James C. Gardill and/or Paul M. Limbert, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names and in the capacities indicated below, the Annual Report of WesBanco to the Securities & Exchange Commission on Form 10-K to be filed for the year 2012 and any and all amendments thereto in our names and behalf in our capacities as Directors of WesBanco to enable WesBanco to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities Exchange Act of 1934, as amended, hereby ratifying and conforming our signatures as they may be signed by our attorneys, or either of them, to said Form 10-K and any and all amendments thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney for purposes of executing the Form 10-K of WesBanco has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Ray A. Byrd	Director	March 7, 2013
Ray A. Byrd

/s/ Christopher V. Criss	Director	March 7, 2013
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director	March 7, 2013
Abigail M. Feinknopf

Director
John W. Fisher II

/s/ Ernest S. Fragale	Director	March 7, 2013
Ernest S. Fragale

/s/ Vaughn L. Kiger	Director	March 7, 2013
Vaughn L. Kiger

/s/ D. Bruce Knox	Director	March 7, 2013
D. Bruce Knox

Director
Jay T. McCamic

/s/ F. Eric Nelson, Jr.	Director	March 7, 2013
F. Eric Nelson, Jr.

/s/ Henry L. Schulhoff	Director	March 7, 2013
Henry L. Schulhoff

/s/ Richard G. Spencer	Director	March 7, 2013
Richard G. Spencer

SIGNATURE	TITLE	DATE

Director
Joan C. Stamp

Director
Neil S. Strawser

/s/ Reed J. Tanner	Director	March 7, 2013
Reed J. Tanner